Filed Pursuant to Rule 433
                                                         File No.: 333-130543-09


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Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
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                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $324,265,000 (approximate)
--------------------------------------------------------------------------------
                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $324,265,000 (approximate)

--------------------------------------------------------------------------------

            Securitized Asset Backed Receivables LLC Trust 2006-NC3
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                        New Century Mortgage Corporation
                                   Originator

                           HomEq Servicing Corporation
                                    Servicer





               Mortgage Pass-Through Certificates, Series 2006-NC3


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
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         Expected         Expected Ratings               Interest    Avg. Life to Call/   Mod. Dur. to Call/
Class    Amount(1)    (S&P/Moody's/Fitch/DBRS)   Index     Type        Mty(yrs)(2)(3)     Mty(yrs)(2)(3)(4)
---------------------------------------------------------------------------------------------------------------
A-1      90,275,000       AAA/Aaa/AAA/AAA                           ***Not Offered - 144A Private Placement***
---------------------------------------------------------------------------------------------------------------
A-2A    138,188,000       AAA/Aaa/AAA/AAA         1mL    Floating       1.00 / 1.00           0.95 / 0.95
A-2B     94,015,000       AAA/Aaa/AAA/AAA         1mL    Floating       3.00 / 3.00           2.70 / 2.70
---------------------------------------------------------------------------------------------------------------
A-2C     15,949,000       AAA/Aaa/AAA/AAA         1mL    Floating       6.24 / 9.10           5.20 / 6.96
---------------------------------------------------------------------------------------------------------------
M-1      19,348,000     AA+/Aa1/AA+/AA(high)      1mL    Floating       3.71 / 3.71           3.30 / 3.30
M-2      18,492,000        AA/Aa2/AA+/AA          1mL    Floating       4.95 / 5.02           4.25 / 4.30
M-3       6,022,000      AA-/Aa2/AA/AA(low)       1mL    Floating       6.24 / 9.39           5.18 / 7.14
M-4      13,976,000          A/A1/AA-/A           1mL    Floating       4.39 / 4.79           3.80 / 4.05
M-5       4,515,000       A-/A2/A+/A(low)         1mL    Floating       4.34 / 4.70           3.75 / 3.98
B-1       4,515,000     BBB+/A3/A/BBB(high)       1mL    Floating       4.34 / 4.67           3.72 / 3.93
B-2       3,870,000     BBB/A3/A-/BBB(high)       1mL    Floating       4.32 / 4.60           3.67 / 3.85
B-3       5,375,000      BBB-/Baa1/BBB/BBB        1mL    Floating       4.31 / 4.53           3.57 / 3.70
---------------------------------------------------------------------------------------------------------------
B-4       6,235,000     BB+/Baa3/BBB-/BBB(low)                     ****Not Offered - 144A Private Placement****
---------------------------------------------------------------------------------------------------------------


                                        Initial Credit
               Payment Window            Enhancement
Class         to Call/Mty(2)(3)            Level(5)
------------------------------------------------------
A-1
------------------------------------------------------
A-2A    11/06 - 08/08 / 11/06 - 08/08           21.30%
A-2B    08/08 - 01/13 / 08/08 - 05/13           21.30%
------------------------------------------------------
A-2C    01/13 - 01/13 / 05/13 - 07/21           21.30%
------------------------------------------------------
M-1     03/10 - 10/10 / 03/10 - 10/10           16.80%
M-2     10/10 - 01/13 / 10/10 - 01/14           12.50%
M-3     01/13 - 01/13 / 01/14 - 01/19           11.10%
M-4     02/10 - 01/13 / 02/10 - 03/17            7.85%
M-5     01/10 - 01/13 / 01/10 - 03/16            6.80%
B-1     01/10 - 01/13 / 01/10 - 10/15            5.75%
B-2     12/09 - 01/13 / 12/09 - 04/15            4.85%
B-3     12/09 - 01/13 / 12/09 - 11/14            3.60%
------------------------------------------------------
B-4
------------------------------------------------------


(1)  Subject to a variance of plus or minus 5%.
(2)  Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)  Assumes pricing at par.
(5)  Includes 2.15% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                       Securitized Asset Backed Receivables LLC Trust
                              2006-NC3

Depositor:                    Securitized Asset Backed Receivables LLC

Originator:                   New Century Mortgage Corporation

Servicer:                     HomEq Servicing Corporation

The PMI Insurer:              Mortgage Guaranty Insurance Corporation

Trustee:                      Wells Fargo Bank, National Association

Custodian:                    Deutsche Bank National Trust Company

Sole Manager:                 Barclays Capital Inc.

Rating Agencies:              S&P/Moody's/Fitch/DBRS

Offered Certificates:         The Class A-2A, Class A-2B, Class A-2C, Class M-1,
                              Class M-2, Class M-3, Class M-4, Class M-5, Class
                              B-1, Class B-2 and Class B-3 certificates.

LIBOR Certificates:           The Class A-1 and Class B-4 certificates and the
                              Offered Certificates.

Expected Closing Date:        October 31, 2006

Delivery:                     DTC, Euroclear and Clearstream.

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, on the next business day,
                              beginning in November 2006.

Final Distribution Date:      The Distribution Date occurring in September 2036.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
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Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Due Period:                   With respect to any Distribution Date, the period
                              commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:            With respect to any Distribution Date, either (i)
                              the period commencing on the 16th day of the month preceding the month in which such Distribution
                              Date occurs (or in the case of the first
                              Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:      With respect to any Distribution Date, the period
                              commencing on the immediately preceding
                              Distribution Date (or, for the initial
                              Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                              Distribution Date.

Accrued Interest:             The price to be paid by investors for the Offered
                              Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:           Actual/360

Interest Payment Delay:       Zero days

Cut-off Date:                 October 1, 2006

Tax Status:                   The Offered Certificates will represent "regular
                              interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates.
                              You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:            The Offered Certificates are expected to be ERISA
                              eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:            The Offered Certificates are not expected to
                              constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:         Either the Class A-1 certificates or Class A-2
                              Certificates, as applicable.

Class A-2 Certificates:       Collectively, the Class A-2A, Class A-2B and Class
                              A-2C certificates.

Class M Certificates:         Collectively, the Class M-1, Class M-2, Class M-3,
                              Class M-4 and Class M-5 certificates.

Sequential Class M            Collectively, the Class M-1, Class M-2 and Class
Certificates:                 M-3 certificates.

Class B Certificates:         Collectively, the Class B-1, Class B-2, Class B-3
                              and Class B-4 certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
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Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Mortgage Loans:               The mortgage loans to be included in the trust
                              will be primarily adjustable- and fixed- rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from New Century Mortgage
                              Corporation. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately
                              $430,021,521. Approximately 79.12% of the mortgage loans are adjustable-rate mortgage loans and approximately 20.88% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 0.39% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:       Approximately $114.7 million of mortgage loans
                              that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans:      Approximately $315.3 million of mortgage loans
                              that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:    The Servicer will be obligated to advance its own
                              funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:             The Expense Fee Rate with respect to each mortgage
                              loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate and, if applicable, the PMI Insurer fee rate.

Servicing Fee Rate:           The Servicing Fee Rate with respect to each
                              mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:     Fixed Rate Mortgage Loans: CPR starting at
                              approximately 4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                              ARM Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR (rounded to the nearest hundredth of a percentage) in month 12 (28%/11 increase for each month), remaining at 30% CPR in months 13 through month 22, increasing to 50% CPR in month 23 and remaining at 50% through month 27, decreasing to 35% in month 28 and remaining at 35% thereafter.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Credit Enhancement:           The credit enhancement provided for the benefit of
                              the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

The PMI Policy:               As of the Cut-off Date, it is expected that
                              approximately 11.17% of the mortgage loans will be covered by a loan-level primary mortgage insurance policy (the "PMI Policy") issued by the PMI
                              Insurer. For each of these Mortgage Loans, the PMI
                              Insurer would provide insurance coverage, subject to certain carveouts, until the original loan-to-value ratio of such mortgage loans is equal to or less than 60%.

Senior Enhancement            For any Distribution Date, the percentage obtained
Percentage:                   by dividing (x) the sum of (i) the aggregate Class
                              Certificate Balances of the Class M and Class B
                              Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal
                              Distribution Amount for that Distribution Date) by
                              (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                The later to occur of:

                                (i)   the earlier to occur of:

                                      (a) the Distribution Date in November 2009
                                          and

                                      (b) the Distribution Date immediately
                                          following the Distribution Date on
                                          which the aggregate Class Certificate
                                          Balances of the Class A Certificates
                                          have been reduced to zero; and

                                (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage
                                      (approximately 42.60%).

Trigger Event:                Either a Cumulative Loss Trigger Event or a
                              Delinquency Trigger Event.

Delinquency Trigger Event:    With respect to any Distribution Date, the
                              circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 37.56% of the prior period's Senior
                              Enhancement Percentage.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
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--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Cumulative Loss Trigger       With respect to any Distribution Date beginning
Event:                        with November 2008, the circumstances in which the
                              aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated
                              Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages
                              (described below) with respect to such
                              Distribution Date.

                              Distribution Date Occurring in           Loss Percentage
                              ------------------------------           ---------------
                              November 2008 through October 2009       1.200% for the first month, plus an
                                                                       additional 1/12th of 1.550% for each
                                                                       month thereafter (e.g., 1.975% in
                                                                       May 2009)
                              November 2009 through October 2010       2.750% for the first month, plus an
                                                                       additional 1/12th of 1.550% for each
                                                                       month thereafter (e.g., 3.525% in
                                                                       May 2010)
                              November 2010 through October 2011       4.300% for the first month, plus an
                                                                       additional 1/12th of 1.250% for each
                                                                       month thereafter (e.g., 4.925% in
                                                                       May 2011)
                              November 2011 through October 2012       5.550% for the first month, plus an
                                                                       additional 1/12th of 0.650% for each
                                                                       month thereafter (e.g., 5.875% in
                                                                       May 2012)
                              November 2012 and thereafter             6.200%

Optional Clean-up Call:       The Servicer may, at its option, purchase the
                              mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate Cap    Barclays Bank PLC, as Swap and Interest Rate Cap
Provider:                     Provider, is a public limited company registered
                              in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Swap            On the Closing Date, the Trust will enter into a
Agreement:                    Swap Agreement with an initial notional amount of
                              approximately $417,121,000. Under the Swap
                              Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.316]% per annum on the notional amount set forth on the attached Swap Agreement schedule and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap
                              Provider, until the Swap Agreement is terminated.
                              Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                              Payment").

                              Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                              Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Interest Rate Cap             On the Closing Date, the Trust will enter into an
Agreement:                    Interest Rate Cap Agreement with an initial
                              notional amount of $0. Under the Interest Rate Cap
                              Agreement, the Trust will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of
                              (i) the then current 1-month LIBOR rate and (ii)
                              [5.33]% and (b) an amount equal to the lesser of
                              (x) the cap notional amount set forth on the attached Cap Agreement schedule and (y) the excess of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap
                              Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                              Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Credit Enhancement            Initial Credit Enhancement     After Stepdown Enhancement
Percentage:                   --------------------------     --------------------------
                              Class A:         21.30%        Class A:            42.60%
                              Class M-1:       16.80%        Class M-1:          33.60%
                              Class M-2:       12.50%        Class M-2:          25.00%
                              Class M-3:       11.10%        Class M-3:          22.20%
                              Class M-4:        7.85%        Class M-4:          15.70%
                              Class M-5:        6.80%        Class M-5:          13.60%
                              Class B-1:        5.75%        Class B-1:          11.50%
                              Class B-2:        4.85%        Class B-2:           9.70%
                              Class B-3:        3.60%        Class B-3:           7.20%
                              Class B-4:        2.15%        Class B-4:           4.30%

Step-up Coupons:              For all LIBOR Certificates the interest rate will
                              increase on the Distribution Date following the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through        The Class A-1 certificates will accrue interest
Rate:                         at a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Group I Loan Cap.

Class A-2A Pass-Through       The Class A-2A certificates will accrue interest
Rate:                         at a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Group II Loan Cap.

Class A-2B Pass-Through       The Class A-2B certificates will accrue interest
Rate:                         at a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Group II Loan Cap.

Class A-2C Pass-Through       The Class A-2C certificates will accrue interest
Rate:                         at a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Group II Loan Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-1 Pass-Through        The Class M-1 certificates will accrue interest
Rate:                         at a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class M-2 Pass-Through        The Class M-2 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable and

                                (ii)   the Pool Cap.

Class M-3 Pass-Through        The Class M-3 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class M-4 Pass-Through        The Class M-4 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class M-5 Pass-Through        The Class M-5 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class B-1 Pass-Through        The Class B-1 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class B-2 Pass-Through        The Class B-2 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class B-3 Pass-Through        The Class B-3 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.

Class B-4 Pass-Through        The Class B-4 certificates will accrue interest at
Rate:                         a per annum rate equal to the lesser of:

                                (i)    one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and

                                (ii)   the Pool Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Group I Loan Cap:             Product of:

                                (i) (a) the weighted average of the mortgage rates for the Group I Mortgage Loans (in each case, less the applicable Expense Fee
                                      Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the sum of such Net Swap Payment and such Swap Termination Payment (other than a Defaulted Swap Termination Payment) and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                                (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group II Loan Cap:            Product of:

                                (i) (a) the weighted average of the mortgage rates for the Group II Mortgage Loans (in each case, less the applicable Expense Fee
                                      Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the sum of such Net Swap Payment and such Swap Termination Payment (other than a Defaulted Swap Termination Payment) and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.

                                (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Pool Cap:                     The weighted average of (a) Group I Loan Cap and
                              (b) Group II Loan Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:     For any Distribution Date,

                                (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and

                                (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-2 Certificates immediately prior to such Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Basis Risk Carry Forward      On any Distribution Date and for any class of
Amount:                       LIBOR Certificates is the sum of:

                              (x) the excess of:

                                  (i)  the amount of interest that class of
                                       certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, over

                                  (ii) the amount of interest that class of
                                       certificates are entitled to receive on
                                       that Distribution Date based on the
                                       Group I Loan Cap, the Group II Loan Cap
                                       or the Pool Cap, as applicable, and

                              (y) the unpaid portion of any such excess
                                  described in clause (x) from prior
                                  Distribution Dates (and related accrued
                                  interest at the then applicable Pass-Through
                                  Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable).

Interest Distributions        On each Distribution Date, distributions from
on the LIBOR Certificates:    available funds will be allocated as follows:

                                (i) to the Swap Account, net swap payments and certain swap termination payments owed to the Swap Provider, if any;

                                (ii)   from the Interest Remittance Amount
                                       attributable to the Group I Mortgage
                                       Loans according to the related Accrued
                                       Certificate Interest and any unpaid
                                       interest shortfall amounts for such
                                       class, as applicable, first, to the Class
                                       A-1 certificates and second, pro rata to the Class A-2 Certificates to the extent unpaid in (iii) below;

                                (iii)  from the Interest Remittance Amount
                                       attributable to the Group II Mortgage
                                       Loans according to the related Accrued
                                       Certificate Interest and any unpaid
                                       interest shortfall amounts for such
                                       class, as applicable, first, pro rata to the Class A-2 Certificates and second, to the Class A-1 certificates to the extent unpaid in (ii) above;

                                (iv) from any remaining Interest Remittance Amounts to the Class M-1 certificates, their Accrued Certificate Interest;

                                (v) from any remaining Interest Remittance Amounts to the Class M-2 certificates, their Accrued Certificate Interest;

                                (vi) from any remaining Interest Remittance Amounts to the Class M-3 certificates, their Accrued Certificate Interest;

                                (vii) from any remaining Interest Remittance Amounts to the Class M-4 certificates, their Accrued Certificate Interest;

                                (viii) from any remaining Interest Remittance
                                       Amounts to the Class M-5 certificates,
                                       their Accrued Certificate Interest;

                                (ix) from any remaining Interest Remittance Amounts to the Class B-1 certificates, their Accrued Certificate Interest;

                                (x) from any remaining Interest Remittance Amounts to the Class B-2 certificates, their Accrued Certificate Interest;

                                (xi) from any remaining Interest Remittance Amounts to the Class B-3 certificates, their Accrued Certificate Interest; and

                                (xii) from any remaining Interest Remittance Amounts to the Class B-4 certificates, their Accrued Certificate Interest.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Principal Distribution        On each Distribution Date (a) prior to the
on the LIBOR Certificates:    Stepdown Date or (b) on which a Trigger Event is
                              in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                (ii)   to the Class M-1 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (iii)  to the Class M-2 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (iv)   to the Class M-3 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (v)    to the Class M-4 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (vi)   to the Class M-5 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (vii)  to the Class B-1 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (viii) to the Class B-2 certificates, until
                                       their Class Certificate Balance has been reduced to zero;

                                (ix)   to the Class B-3 certificates, until
                                       their Class Certificate Balance has been reduced to zero; and

                                (x)    to the Class B-4 certificates, until
                                       their Class Certificate Balance has been reduced to zero.

                              On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                (ii) to the Class M-1, Class M-2 and Class M-3 certificates, in that order, the lesser of the remaining Principal Distribution Amount and the Sequential Class M Principal Distribution Amount, until their respective Class Certificate Balances have been reduced to zero;

                                (iii) to the Class M-4 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (iv) to the Class M-5 certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (v) to the Class B-1 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (vi) to the Class B-2 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                                (vii) to the Class B-3 certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                                (viii) to the Class B-4 certificates, the lesser
                                       of the remaining Principal Distribution
                                       Amount and the Class B-4 Principal
                                       Distribution Amount, until their Class
                                       Certificate Balance has been reduced to
                                       zero.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Principal       All principal distributions to the holders of the
Payments to Class A           Class A Certificates on any Distribution Date will
Certificates:                 be allocated concurrently between the Class A-1
                              certificates and the Class A-2 Certificates, based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Class A-2
                              Certificates, as applicable. However, if the Class
                              Certificate Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                              Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                              Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                              Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I
                              Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans.

                              Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates and third to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                              Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly     For any Distribution Date, any Net Monthly Excess
Excess Cash Flow:             Cash Flow shall be paid as follows:

                              (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount;

                              (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount;

                              (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount;

                              (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount;

                              (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount;

                              (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount;

                              (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount;

                              (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount;

                              (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount;

                              (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount;

                              (k) to the holders of the Class B-1 certificates, any Unpaid Interest Amount;

                              (l) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount;

                              (m) to the holders of the Class B-2 certificates, any Unpaid Interest Amount;

                              (n) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount;

                              (o) to the holders of the Class B-3 certificates, any Unpaid Interest Amount;

                              (p) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount;

                              (q) to the holders of the Class B-4 certificates, any Unpaid Interest Amount;

                              (r) to the holders of the Class B-4 certificates, any Unpaid Realized Loss Amount;

                              (s)  to the Excess Reserve Fund Account, the
                                   amount of any Basis Risk Payment for that Distribution Date;

                              (t) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid
                                   (a) first, pro rata, based upon their
                                   respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                              (u) to the Class X certificates, those amounts as described in the pooling and servicing agreement;

                              (v) to the holders of the Class R certificates, any remaining amount;

                              (w) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                              (x) to the extent not paid from available funds, from the Supplemental Interest Account, to pay Basis Risk Carry Forward Amounts on the Class A, Class M and Class B Certificates remaining unpaid in the same order of priority as described in (t) above;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly     (y)  to the extent not paid from available funds,
Excess Cash Flow: (cont'd)         from the Supplemental Interest Account, to
                                   pay any principal on the Class A
                                   Certificates, on the Class M Certificates and on the Class B Certificates, in accordance with the principal payment provisions described above (under "Principal
                                   Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable
                                   Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                              (z) to the extent not paid from available funds, from the Supplemental Interest Account, to pay any Unpaid Realized Loss Amounts remaining on the Class M Certificates and Class B Certificates, sequentially; and

                              (aa) from the Supplemental Interest Account, any
                                   remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:   With respect to any Distribution Date and the
                              mortgage loans in a loan group, that portion of available funds attributable to interest relating to mortgage loans in that mortgage loan group.

Accrued Certificate           For each class of LIBOR Certificates on any
Interest:                     Distribution Date, the amount of interest accrued
                              during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related
                              Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Principal Distribution        For each Distribution Date will equal the sum of
Amount:                       (i) the Basic Principal Distribution Amount for
                              that Distribution Date and (ii) the Extra
                              Principal Distribution Amount for that
                              Distribution Date.

Basic Principal               With respect to any Distribution Date, the excess
Distribution Amount:          of (i) the aggregate Principal Remittance Amount
                              for that Distribution Date over (ii) the Excess
                              Subordinated Amount, if any, for that Distribution
                              Date.

Net Monthly Excess            Available Funds remaining after the amount
Cash Flow:                    necessary to make all payments of interest and
                              principal to the LIBOR certificates, as described under "Interest Distributions on the LIBOR
                              Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal               As of any Distribution Date, the lesser of (x) the
Distribution Amount:          Total Monthly Excess Spread for that Distribution
                              Date and (y) the Subordination Deficiency, if any, for that Distribution Date.

Total Monthly Excess          As to any Distribution Date equals the excess, if
Spread:                       any, of (x) the interest on the mortgage loans
                              received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee and the PMI Insurer fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap
                              Payment and Swap Termination Payment (other than a
                              Defaulted Swap Termination Payment) payable to the
                              Swap Provider.

Subordinated Amount:          With respect to any Distribution Date, the excess,
                              if any, of (a) the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                              Date).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Specified Subordinated        Prior to the Stepdown Date, an amount equal to
Amount:                       2.15% of the aggregate Stated Principal Balance of
                              the mortgage loans as of the Cut-off Date. On and after the Stepdown Date, an amount equal to 4.30% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                              Balance of the mortgage loans as of the Cut-off
                              Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the
                              Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated
                              Principal Balance of the mortgage loans but instead remain the same as the prior period's
                              Specified Subordinated Amount until the
                              Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:   With respect to any Distribution Date, the excess,
                              if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified
                              Subordinated Amount.

Subordination Deficiency:     With respect to any Distribution Date, the excess,
                              if any, of (a) the Specified Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance          With respect to any Distribution Date, to the
Amount:                       extent of funds available as described in the
                              prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment
                              Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior
                              Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).

Class A Principal             For any Distribution Date is the percentage
Allocation Percentage:        equivalent of a fraction, determined as follows:

                              (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                              (2) with respect to the Class A-2 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class A Principal             For any Distribution Date is the excess of (a) the
Distribution Amount:          aggregate Class Certificate Balance of the Class A
                              Certificates immediately prior to that
                              Distribution Date over (b) the lesser of (x) approximately 57.40% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,150,108.

Sequential Class M            With respect to any Distribution Date is the
Principal Distribution        excess of (i) the sum of (a) the aggregate Class
Amount:                       Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date) and (b) the Class Certificate
                              Balance of the Sequential Class M Certificates immediately prior to that Distribution Date over
                              (ii) the lesser of (a) approximately 77.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date over $2,150,108.


Class M-4 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date) and (c) the Class
                              Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date over
                              (ii) the lesser of (a) approximately 84.30% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date over $2,150,108.

Class M-5 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class
                              Certificate Balance of the Class M-4 certificates
                              (after taking into account distribution of the Class M-4 Principal Distribution Amount on that
                              Distribution Date) and (d) the Class Certificate
                              Balance of the Class M-5 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 86.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                              Balance of the mortgage loans for that
                              Distribution Date over $2,150,108.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-1 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class
                              Certificate Balance of the Class M-4 certificates
                              (after taking into account distribution of the Class M-4 Principal Distribution Amount on that
                              Distribution Date), (d) the Class Certificate
                              Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                              Principal Distribution Amount on that Distribution
                              Date) and (e) the Class Certificate Balance of the
                              Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 88.50% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,150,108.

Class B-2 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class
                              Certificate Balance of the Class M-4 certificates
                              (after taking into account distribution of the Class M-4 Principal Distribution Amount on that
                              Distribution Date), (d) the Class Certificate
                              Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                              Principal Distribution Amount on that Distribution
                              Date), (e) the Class Certificate Balance of the
                              Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date) and
                              (f) the Class Certificate Balance of the Class B-2 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 90.30% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,150,108.

Class B-3 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class
                              Certificate Balance of the Class M-4 certificates
                              (after taking into account distribution of the Class M-4 Principal Distribution Amount on that
                              Distribution Date), (d) the Class Certificate
                              Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                              Principal Distribution Amount on that Distribution
                              Date), (e) the Class Certificate Balance of the
                              Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date),
                              (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal
                              Distribution Amount on that Distribution Date) and
                              (g) the Class Certificate Balance of the Class B-3 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 92.80% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,150,108.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-4 Principal           With respect to any Distribution Date is the
Distribution Amount:          excess of (i) the sum of (a) the aggregate Class
                              Certificate Balances of the Class A Certificates
                              (after taking into account distribution of the Class A Principal Distribution Amount on that
                              Distribution Date), (b) the Class Certificate
                              Balance of the Sequential Class M Certificates
                              (after taking into account distribution of the Sequential Class M Principal Distribution Amount on that Distribution Date), (c) the Class
                              Certificate Balance of the Class M-4 certificates
                              (after taking into account distribution of the Class M-4 Principal Distribution Amount on that
                              Distribution Date), (d) the Class Certificate
                              Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                              Principal Distribution Amount on that Distribution
                              Date), (e) the Class Certificate Balance of the
                              Class B-1 certificates (after taking into account distribution of the Class B-1 Principal
                              Distribution Amount on that Distribution Date),
                              (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal
                              Distribution Amount on that Distribution Date),
                              (g) the Class Certificate Balance of the Class B-3 certificates (after taking into account distribution of the Class B-3 Principal
                              Distribution Amount on that Distribution Date) and
                              (h) the Class Certificate Balance of the Class B-4 certificates immediately prior to that
                              Distribution Date over (ii) the lesser of (a) approximately 95.70% of the aggregate Stated
                              Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,150,108.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

           Interest Rate Cap Schedule
           --------------------------

Distribution Date      Balance ($)    Strike (%)
-----------------     -------------   ----------
11/25/06              -                 [5.33]
12/25/06               4,148,346.17     [5.33]
01/25/07               8,364,969.07     [5.33]
02/25/07              12,627,390.27     [5.33]
03/25/07              16,912,565.77     [5.33]
04/25/07              21,197,045.54     [5.33]
05/25/07              25,457,140.14     [5.33]
06/25/07              29,664,794.39     [5.33]
07/25/07              33,798,512.27     [5.33]
08/25/07              37,834,856.00     [5.33]
09/25/07              41,750,551.11     [5.33]
10/25/07              45,522,984.76     [5.33]
11/25/07              49,025,718.22     [5.33]
12/25/07              52,161,627.34     [5.33]
01/25/08              54,955,110.14     [5.33]
02/25/08              57,429,122.49     [5.33]
03/25/08              59,606,255.95     [5.33]
04/25/08              60,852,192.55     [5.33]
05/25/08              60,297,867.28     [5.33]
06/25/08              59,966,516.68     [5.33]
07/25/08              64,709,824.61     [5.33]
08/25/08              72,156,806.39     [5.33]
09/25/08              73,575,997.87     [5.33]
10/25/08              74,117,371.09     [5.33]
11/25/08              73,986,488.36     [5.33]
12/25/08              73,778,267.79     [5.33]
01/25/09              72,689,229.35     [5.33]
02/25/09              72,725,960.43     [5.33]
03/25/09              74,528,526.87     [5.33]
04/25/09              74,645,215.15     [5.33]
05/25/09              72,651,493.97     [5.33]
06/25/09              70,618,477.89     [5.33]
07/25/09              68,592,038.85     [5.33]
08/25/09              66,603,357.01     [5.33]
09/25/09              64,673,085.81     [5.33]
10/25/09              62,813,992.80     [5.33]
11/25/09              61,034,096.94     [5.33]
12/25/09              62,478,031.33     [5.33]
01/25/10              60,356,688.79     [5.33]
02/25/10              58,284,983.01     [5.33]
03/25/10              56,248,745.31     [5.33]
04/25/10              54,144,333.62     [5.33]
05/25/10              51,966,632.07     [5.33]
06/25/10              49,589,923.19     [5.33]
07/25/10              47,131,606.56     [5.33]
08/25/10              44,596,355.66     [5.33]
09/25/10              41,988,589.09     [5.33]
10/25/10              39,312,219.86     [5.33]
11/25/10              36,571,109.01     [5.33]
12/25/10              34,542,343.95     [5.33]
01/25/11              32,455,706.21     [5.33]
02/25/11              30,314,439.87     [5.33]
03/25/11              28,121,627.03     [5.33]
04/25/11              25,880,146.78     [5.33]
05/25/11              23,592,733.02     [5.33]
06/25/11              21,178,577.10     [5.33]
07/25/11              18,728,274.49     [5.33]
08/25/11              -                 -


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   October 24, 2006
Securitized Asset Backed Receivables LLC Trust 2006-NC3
--------------------------------------------------------------------------------

                     Swap Notional Schedule
                     ----------------------

Period   Accrual Start Date   Pay Date    Swap Notional Schedule ($)
------   ------------------   --------    --------------------------
  1           10/31/06        11/25/06         417,121,000.00
  2           11/25/06        12/25/06         405,113,504.02
  3           12/25/06        01/25/07         392,748,987.00
  4           01/25/07        02/25/07         380,066,866.75
  5           02/25/07        03/25/07         367,107,956.63
  6           03/25/07        04/25/07         353,914,119.33
  7           04/25/07        05/25/07         340,528,034.85
  8           05/25/07        06/25/07         326,853,972.69
  9           06/25/07        07/25/07         313,080,389.62
  10          07/25/07        08/25/07         299,251,243.17
  11          08/25/07        09/25/07         285,411,162.24
  12          09/25/07        10/25/07         271,604,416.88
  13          10/25/07        11/25/07         258,172,680.11
  14          11/25/07        12/25/07         245,408,546.32
  15          12/25/07        01/25/08         233,278,291.82
  16          01/25/08        02/25/08         221,749,940.59
  17          02/25/08        03/25/08         210,790,934.66
  18          03/25/08        04/25/08         200,375,120.54
  19          04/25/08        05/25/08         190,451,991.48
  20          05/25/08        06/25/08         180,803,741.46
  21          06/25/08        07/25/08         166,483,035.30
  22          07/25/08        08/25/08         146,745,210.96
  23          08/25/08        09/25/08         129,539,421.74
  24          09/25/08        10/25/08         114,523,112.21
  25          10/25/08        11/25/08         101,407,633.42
  26          11/25/08        12/25/08          90,215,645.14
  27          12/25/08        01/25/09          80,959,181.36
  28          01/25/09        02/25/09          73,190,166.80
  29          02/25/09        03/25/09          66,586,685.18
  30          03/25/09        04/25/09          60,910,285.28
  31          04/25/09        05/25/09          55,982,945.20
  32          05/25/09        06/25/09          51,668,637.19
  33          06/25/09        07/25/09          47,861,781.66
  34          07/25/09        08/25/09          44,476,453.40
  35          08/25/09        09/25/09          41,446,171.16
  36          09/25/09        10/25/09          38,717,909.49
  37          10/25/09        11/25/09          36,248,709.65
  38          11/25/09        12/25/09          33,970,073.00
  39          12/25/09        01/25/10          31,816,800.41
  40          01/25/10        02/25/10          29,781,891.68
  41          02/25/10        03/25/10          27,858,718.97
  42          03/25/10        04/25/10          26,041,050.24
  43          04/25/10        05/25/10          24,323,001.56
  44          05/25/10        06/25/10          22,810,214.21
  45          06/25/10        07/25/10          21,379,897.99
  46          07/25/10        08/25/10          20,027,497.04
  47          08/25/10        09/25/10          18,748,710.98
  48          09/25/10        10/25/10          17,539,427.16
  49          10/25/10        11/25/10          16,395,802.33
  50          11/25/10        12/25/10          15,314,209.24
  51          12/25/10        01/25/11          14,291,224.26
  52          01/25/11        02/25/11          13,323,617.96
  53          02/25/11        03/25/11          12,408,330.92
  54          03/25/11        04/25/11          11,542,490.93
  55          04/25/11        05/25/11          10,723,379.44
  56          05/25/11        06/25/11          10,031,820.70
  57          06/25/11        07/25/11           9,377,222.88
  58          07/25/11        08/25/11          -



--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.